UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2024

ATLANTIC INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Sylvan Avenue, Suite 2230 Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)

(201) 899-4470

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered or to be registered as pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2024, Atlantic International Corp. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to Convertible Promissory Note (the “Note”) issued on June 18, 2024 to IDC Technologies Inc. (“IDC”), the Company’s principal stockholder. The Note, in the principal amount of $35 million, was issued to IDC as part of the Merger Consolidation under the Amended and Restated Agreement and Plan of Reorganization dated June 4, 2024 entered into by and among the Company, IDC, Atlantic Acquisition Corp., Atlantic Merger LLC and Lyneer Investments LLC (“Lyneer”). The Amendment extended the Maturity Date from the earlier of September 30, 2024 or the completion of debt or equity offerings (a “Capital Raise”) by the Company in which the Company receives gross proceeds of at least $40 million, to March 31, 2026 or earlier upon a Capital Raise. In the event the Company repays any or all indebtedness of IDC to Lyneer and IDC’s lenders, such payment shall be in satisfaction of the Note. A copy of the Amendment is attached to this Form 8-K as Exhibit 10.1.

Item 3.03. Material Modification to Rights of Security Holders.

On September 16, 2024, the Company issued a notice to the Company’s Legacy SeqLL shareholders of record as of September 26, 2023, effecting a previously declared special stock dividend. The dividend is being made pursuant to the terms and conditions of the merger agreement (the “Merger Agreement”) by and among SeqLL, Atlantic and Lyneer, our new operating subsidiary. As a result of SeqLL’s delisting from the Nasdaq Capital Market following the August 2023 shareholder meeting and subsequent trading on the Over-the-Counter Pink Sheet Market, the Company has registered shares with the SEC which are being held in escrow for such shareholders of record.

Pursuant to the terms of the Merger Agreement, the Company is offering to provide SeqLL Legacy Shareholders with an aggregate of $12 million of shares of Common Stock in lieu of a stock dividend. The SeqLL Shareholders currently hold 380,648 shares of Common Stock valued at $2,455,180 based on the current market value of $6.45 per share. Therefore, the Atlantic Board of Directors has determined that it will make a 30 day offer from the date of the offer to issue up to 1,478,817 new shares at $6.45 per share (with an aggregate value of $9,544,820) in full satisfaction of any claim a Legacy SeqLL shareholder might make against the Company. A copy of the shareholder notice is attached to this Form 8-K as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Letter dated September 16, 2024 to the shareholders of record as of September 26, 2023
10.1	Amendment No. 1 to Convertible Promissory Note dated as of September 12, 2024 made by the issuer to IDC Technologes Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2024	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
Chief Executive Officer

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